FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported):  August 30, 1996


                      DATAFLEX CORPORATION
     (Exact name of registrant as specified in its charter)



  New Jersey                0-15551              22-2163376

(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



 3920 Park Avenue, Edison, New Jersey              08820
(Address of principal executive office)         (Zip Code)



Registrant's telephone number, including area code:(908) 321-1100



                            N/A
  (Former name or former address, if changed since last report)







                        Page 1 of 4 pages




Item 1.   Changes in Control of Registrant

          Not Applicable

Item 2.   Acquisition or Disposal of Assets

          Pursuant to an Asset Purchase Agreement dated August 30, 1996, between Dataflex Corporation and AmeriData of New Jersey, Inc., the Company intends to sell certain of its assets and intends to transfer certain of its liabilities relating to its business operations, primarily located in the states of New York, New Jersey, Illinois and Wisconsin ("Eastern and Mid-Western Regions"). A copy of the press release relating to the transaction is attached as an exhibit hereto.

Item 3.   Bankruptcy or Receivership

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable

Item 5.   Other Events

          Not Applicable

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Not Applicable

          (c)  Exhibits

               -  Press Release dated September 3, 1996

Item 8.   Change in Fiscal Year.

          Not Applicable.



                            SIGNATURE




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATAFLEX CORPORATION



                                BY:/s/ Richard C. Rose
                                   _________________________
                                   RICHARD C. ROSE,
                                   Chairman




Dated:  September 6, 1996

                                CONTACT:  Richard Rose
                                          Chairman & CEO
                                          Dataflex Corporation
FOR IMMEDIATE RELEASE                     (908) 321-1100



         DATAFLEX AGREES TO SELL EASTERN AND MIDWESTERN
            OPERATIONS FOR APPROXIMATELY $50,000,000




          Edison, NJ, September 3, 1996 ----- Dataflex Corporation (NASDAX:DFLX), announced today that it has agreed to sell its Eastern and Midwestern operations for approximately $50,000,000 comprised of cash and assumed liabilities to AmeriData Technologies, Inc., a GE Capital Technology Management Services company. All sales and operations of the Edison, NJ, New York City, NY, Chicago, IL and Milwaukee, WI locations will become part of AmeriData. These operations have combined revenues of approximately $175,000,000. This transaction is subject to certain legal conditions and is expected to close by the end of September, 1996.

          Richard C. Rose, Chairman and CEO stated, "this transaction represents a major change in our strategy going forward. We will now focus on growing revenues and profits in the Southeast, where we are a leader in sales and service to middle market companies. Dataflex will continue to enhance its just-in-time methodology with suppliers as it changes from a national organization to a premier regional provider of computer products and services which address a rapidly growing market and customer set."

          Dataflex expects to realize an after-tax loss of approximately $1,300,000 on this transaction. Post transaction, Dataflex will haverevenues of approximately $160,000,000 and a net worth of approximately $30,000,000 or $5.50 per share.

          This sale is also consistent with our mission to reduce debt and improve our balance sheet. The proceeds from the sale will be used to reduce the Company's current obligations and debt. At the conclusion of this transaction, Dataflex will be financially well positioned to pursue the rapidly expanding middle markets of the computer industry.

          Dataflex is considered a leader in providing computer products and services to corporations in the Eastern United States through its centralized, state-of-the-art, Telesales facility in Clearwater, Florida. Dataflex is also the exclusive Apple Education dealer for grades Kindergarten through 12th in nine Southern states. In addition, Dataflex offers complete systems integration consulting, hardware and software product acquisition, training and project implementation services.

  Statement Under the Private Securities Litigation Reform Act

          With the expectation of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors, which are outside the control of the Company.